UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2010

HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(I.R.S. Employer Identification Number)

90 Nassau Street, Princeton, New Jersey 08542

(Address of principal executive offices) (Zip Code)

(609) 683-3831

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2010, Heartland Payment Systems, Inc. (“HPS”) and MasterCard International Incorporated (“MasterCard”) entered into a settlement agreement (the “Settlement Agreement”) to resolve potential claims and other disputes among HPS, Heartland Bank (“Heartland Bank”), KeyBank National Association (“KeyBank,” and, together with Heartland Bank, the “Acquiring Banks”), on the one hand, and MasterCard and certain issuers of payment cards bearing the “MasterCard,” “MasterCard Electronic,” “Maestro,” and/or “Cirrus” symbol or brand mark (the “MasterCard Issuers”), on the other hand, with respect to the potential rights of MasterCard Issuers and potential associated claims by MasterCard and MasterCard Issuers related to the previously announced criminal breach of HPS’s payment systems environment (the “Processing System Intrusion”) during which MasterCard payment card account data may have been at risk of being stolen. The maximum potential aggregate amounts payable to the MasterCard Issuers (the “Settlement Amounts”) pursuant to the Settlement Agreement will not exceed $41,400,100. MasterCard will credit $6,600,868 of the non-compliance assessments related to the Processing System Intrusion previously collected by MasterCard from the Acquiring Banks and in turn collected by the Acquiring Banks from HPS towards the Settlement Amounts. After giving effect to such credit, the maximum aggregate portion of the Settlement Amounts payable by HPS pursuant to the Settlement Agreement will not exceed $34,799,232. The Settlement Agreement also contains mutual releases between HPS and the Acquiring Banks, on the one hand, and MasterCard and MasterCard Issuers who accept the recovery offers described below, on the other hand, of claims relating to the Processing System Intrusion. Substantially all of the estimated costs of this settlement are already reflected in the charges related to the Processing System Intrusion that HPS has previously booked. The consummation of the settlement is subject to the conditions described below.

Under the Settlement Agreement, recovery offers (the “Settlement Offers”) will be made to certain of the MasterCard Issuers (the “Eligible MasterCard Issuers”) who issued payment card accounts that were the subject of the alerts that MasterCard distributed to the MasterCard Issuers in connection with the Processing System Intrusion. The Settlement Offers will be made to Eligible MasterCard Issuers on May 27, 2010 and must be accepted on or before 5:00 p.m., Eastern Time, on June 25, 2010. MasterCard will recommend the Settlement Offers, and communicate their details, to the Eligible MasterCard Issuers. Each Settlement Offer will make available to the Eligible MasterCard Issuer in question a recovery payment in substitution for whatever recovery the issuer and its sponsored issuers might be entitled to pursuant to the MasterCard operating regulations or otherwise of costs and losses allegedly incurred by the Eligible MasterCard Issuer and its sponsored issuers by reason of the Processing System Intrusion.

Consummation of the settlement is conditioned on acceptance of the Settlement Offers on or before 5:00 p.m., Eastern Time, June 25, 2010 (the “Acceptance Deadline”) by Eligible MasterCard Issuers on behalf of themselves and their respective sponsored issuers representing at least 80% of the claimed-on accounts represented by all the Eligible MasterCard Issuers. In the event that as of June 25, 2010 Eligible MasterCard Issuers representing at least 70% (but less than 80%) of the claimed-on accounts represented by all the Eligible MasterCard Issuers have accepted their Settlement Offers, MasterCard may, by written notice to HPS, extend the Acceptance Deadline by five business days.

If the settlement is consummated, those Eligible MasterCard Issuers that accepted their Settlement Offers will be paid their recovery amounts pursuant to their Settlement Offers within fifteen business days of the consummation date, and each accepting Eligible MasterCard Issuer will irrevocably waive its and its sponsored issuers’ right to assert against HPS, the Acquiring Banks and MasterCard, and will fully and finally release each of them from, all claims such Eligible MasterCard Issuer and its sponsored issuers may have that relate to or arise out of the Processing System Intrusion. Additionally, if the settlement is consummated, HPS will grant a full, complete and final release to MasterCard, MasterCard Worldwide, Eligible MasterCard Issuers who accepted their Settlement Offers, and their sponsored issuers from any and all claims HPS may have against them by reason of any act, omission or occurrence related to the Processing System Intrusion.

The consummation of the settlement is also subject to the condition that MasterCard provide a written notice to HPS (i) identifying each Eligible MasterCard Issuer who does not accept its Settlement Offer (“Non-Accepting Issuer”), (ii) stating the dollar amount of each Non-Accepting Issuer’s Settlement Offer, and MasterCard’s final ruling and award on each Non-Accepting Issuer’s compliance claim or operating expense reimbursement claim relating to the Processing System Intrusion, and (iii) calculating the aggregate amount of all of the Non-Accepting Issuers’ Settlement Offers, and the aggregate amount of MasterCard’s final rulings and awards on all of the Non-Accepting Issuers’ compliance claims and operating expense reimbursement claims relating to the Processing System Intrusion. Additionally, the Non-Accepting Issuers’ awards must have been made, and the aggregate amount of MasterCard’s final rulings and awards on all of the Non-Accepting Issuers’ compliance claims and operating expense reimbursement claims relating to the Processing System Intrusion may not exceed 50% of the aggregate amount of the Non-Accepting Issuers’ Settlement Offers. A further condition to the consummation of the settlement is that HPS obtain a loan in the principal amount of not less than $30,700,000, the proceeds of which will be used by HPS as a portion of its payment of the portion of the Settlement Amounts that HPS is required to pay under the Settlement Agreement.

The Settlement Agreement can be terminated by either of HPS or MasterCard at any time prior to the consummation of the settlement if the settlement has not been consummated on or before October 15, 2010, unless the settlement has not been consummated as a result of one or more breaches or violations of, or material inaccuracies in, any covenant, agreement, representation or warranty of the terminating party contained in the Settlement Agreement. The Settlement Agreement can also be terminated at any time prior to the consummation of the settlement by mutual written consent of the parties or upon a material breach of the Settlement Agreement by a non-terminating party.

The description of the Settlement Agreement set forth above is qualified in its entirety by reference to the actual terms of the Settlement Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release issued by HPS relating to the Settlement Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Settlement Agreement between Heartland Payment Systems, Inc. and MasterCard International Incorporated dated May 19, 2010

99.1	Press Release of Heartland Payment Systems, Inc. dated May 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2010

Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Robert H.B. Baldwin, Jr.
Robert H.B. Baldwin, Jr.
President and Chief Financial Officer